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                                                                    EXHIBIT 99.4

                      FAVORITE BRANDS INTERNATIONAL, INC.

                               Offer to Exchange

                   $200,000,000 10 3/4% Senior Notes due 2006

    which have been registered under the Securities Act of 1933, as amended,

                          for any and all outstanding

                   $200,000,000 10 3/4% Senior Notes due 2006

To Our Clients:

          Enclosed for your consideration is a Prospectus of Favorite Brands International, Inc., a Delaware corporation (the "Company"), dated _______________, 1998 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Exchange Offer") of registered $200,000,000 10 3/4% Senior Notes due 2006 (the "Exchange Notes") for any and all outstanding $200,000,000 10 3/4% Senior Notes due 2006 (the "Initial Notes") (CUSIP No. 31208G AA7), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of May 19, 1998, between the Company and Chase Securities Inc. and BancAmerica Robertson Stephens (the "Initial Purchasers").

          This material is being forwarded to you as the beneficial owner of the Initial Notes carried by us in your account but not registered in your name. A tender of such Initial Notes may only be made by us as the holder of record and pursuant to your instructions.

          Accordingly, we request instructions as to whether you wish us to tender on your behalf the Initial Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

          Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Initial Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on _________________, 1998 (the "Expiration Date") (30 calendar days following the commencement of the Exchange Offer), unless extended by the Company. Any Initial Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time on the Expiration Date.

          Your attention is directed to the following:

          1. The Exchange Offer is for any and all Initial Notes.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions".

          3. Any transfer taxes incident to the transfer of Initial Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date unless extended by the Company.
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If you wish to have us tender your Initial Notes, please so instruct us by completing, executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Initial Notes.

                Instructions with Respect to the Exchange Offer

          The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus, dated _______________, 1998, of Favorite Brands International, Inc., a Delaware corporation, and the related specimen Letter of Transmittal.

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     This will instruct you to tender the number of Initial Notes indicated
below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

Box 1 [_] Please tender my Initial Notes held by you for my account. If I do not wish to tender all of the Initial Notes held by you for my account, I have identified on a signed schedule attached hereto the number of Initial Notes that I do not wish tendered.

Box 2 [_] Please do not tender any Initial Notes held by you for my account.

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Date
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                                                        Signature(s)


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                                                  Please print name(s) here


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                                                 Area Code and Telephone No.


     Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Initial Notes.

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